UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-9819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia		23060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(804) 217-5800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 25, 2012, Dynex Capital, Inc. (NYSE: DX) (the “Company”) announced that, based on preliminary estimates, it expects its results for the quarter ended June 30, 2012 will be as follows:

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Net income of between $18.5 million and $19.0 million versus $16.5 million for the quarter ended March 31, 2012, or earnings per diluted common share of between $0.34 and $0.36 per common share versus $0.33 per common share for the quarter ended March 31, 2012.

•	Book value per common share at June 30, 2012 of between $9.64 and $9.68 per common share versus $9.62 at March 31, 2012.

•	Net interest spread of between 2.16% and 2.20% versus a net interest spread of 2.41% for the quarter ended March 31, 2012.

•

Included in net income for the quarter are $1.9 million from the liquidation of a delinquent securitized mortgage loan during the second quarter of 2012 and $0.7 million from the sale of certain investments.

•

Reducing net income for the quarter is $1.0 million in investment premium amortization adjustments as the result of forecasted higher prepayment speeds on Agency RMBS as a result of lower primary mortgage rates and the HARP refinance program.

•

The portfolio constant prepayment rate, or CPR, for the entire investment portfolio was 14.3% versus 15.4% in the quarter ended March 31, 2012. Amortization of investment purchase premium for the quarter ended June 30, 2012 was $20.6 million versus $12.6 million in the first quarter of 2012.

The increase in net income relates primarily to the continued growth in the Company’s investment portfolio principally as a result of the common stock offering completed in February 2012 and the inclusion of $2.6 million in gain on sale of investment. The increase in earnings per share from the first quarter primarily results from the full investment of the proceeds from that offering and the resulting overall increase in the Company’s leverage ratio (increased to an estimated 6.1 times at the end of the second quarter of 2012 versus 5.4 times at the end of the first quarter of 2012) and the previously noted gain on sale of investment. While the leverage ratio modestly increased, the Company’s net interest spread declined as the proceeds from the common stock offering were invested in lower yielding Agency MBS.

The preliminary information and estimates set forth above contain forward-looking statements. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. The preliminary information and estimates have not been compiled or examined by the Company’s independent auditors and they are subject to revision as the Company prepares its financial statements as of and for the quarter ended June 30, 2012, including all disclosures required by accounting principles generally accepted in the United States, and as the Company’s auditors conduct their review of these financial statements. While the Company believes that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. Factors that could cause the Company’s preliminary information and estimates to differ from the indications presented below include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles for, the financial results for the quarter ended June 30, 2012, (ii) discovery of new information that impacts valuation methodologies underlying these results, (iii) errors in the assessment of preliminary portfolio value, (iv) discovery of new information that impacts the estimate of projected constant prepayment rates and (v) accounting changes required by accounting principles generally accepted in the United States or the Internal Revenue Code of 1986, as amended (the “Code”). This preliminary information and estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with accounting principles generally accepted in the United States.

With the recent decline in interest rates, the Company believes that yields and net interest spreads on Agency and non-Agency MBS available in the market are generally lower than what the Company has historically realized in its investment portfolio. As such, the Company may be unable to deploy proceeds from capital raising activities in investments at yields and net interest spreads similar to those of its current investment portfolio. Despite the flatter yield curve and the lower level of rates, the Company continues to see investment opportunities to purchase investments at attractive risk-adjusted yields and reasonable net interest spreads.

Limitation of Use of NOL Carryforward. As of December 31, 2011, the Company had an estimated net operating loss (“NOL”) carryforward of $142.9 million. As a result of the Company’s common stock offering in February 2012, the Company has incurred an “ownership change” under Section 382 of the Code (“Section 382”). In general, if a company incurs an ownership change under Section 382, the company’s ability to utilize an NOL carryforward to offset its taxable income (and, in the Company’s case, after taking the REIT distribution requirements into account) becomes limited to a certain amount per year. For purposes of Section 382, an ownership change occurs if over a rolling three-year period, the percentage of the company stock owned by 5% or greater shareholders has increased by more than 50 percentage points over the lowest percentage of common stock owned by such shareholders during the three year period. Based on management’s analysis and expert third-party advice, which necessarily includes certain assumptions regarding the characterization under Section 382 of the Company’s use of capital raised by it, the Company determined that the ownership change under Section 382 will limit its ability to use its NOL carryforward to offset its taxable income to an estimated maximum amount of $13.4 million per year. The NOL carryforward expires substantially beginning in 2019.

Legal Proceedings. The Company, its subsidiary GLS Capital, Inc. (“GLS”), and the County of Allegheny, Pennsylvania (“Allegheny County”) are named defendants in a putative class action lawsuit filed in June 2012 in the Court of Common Pleas of Allegheny County, Pennsylvania. The proposed class in this action consists of owners of real estate in Allegheny County whose property is or has been subject to a tax lien filed by Allegheny County that Allegheny County either retained or sold to GLS and who were billed by Allegheny County or GLS for attorneys’ fees, interest, or prothonotary fees and who sustained economic damages on and after August 14, 2003, in connection with attempts to collect delinquent real estate taxes. The putative class allegations are that Allegheny County, GLS, and the Company violated the class’s constitutional due process rights in connection with delinquent tax collection efforts. There are also allegations that amounts recovered from the class by GLS and /or Allegheny County are an unconstitutional taking of private property. The claims against the Company are based solely upon its ownership of GLS. The complaint requests that the Court order GLS to account for the amounts alleged to have been collected in violation of the putative class members’ constitutional rights and create a constructive trust for the return of such amounts to members of the purported class. The same class previously filed substantially the same lawsuit in 2004 against GLS and Allegheny County, and GLS’s Motion for Summary Judgment is pending in that action. The Company believes the claims are without merit and it intends to defend against them vigorously.

Dividend. On June 21, 2012, the Company announced that its board of directors had declared a cash dividend of $0.29 per share of common stock for the second quarter of 2012. The dividend is payable on July 31, 2012 to shareholders of record on July 6, 2012.

Item 7.01	Regulation FD Disclosure.

Risks Related to the Company

The Company’s future use of its tax NOL carryforward is limited under Section 382 of the Code, which could result in higher taxable income and greater distribution requirements in order to maintain its REIT status. Further, if the Company unknowingly incurs another ownership change pursuant to Section 382, or miscalculates the limitations imposed by a known ownership change, and utilizes an impermissible amount of the NOL, it may fail to meet the distribution requirements of a REIT and therefore the Company could lose its REIT status.

The Company can use its tax NOL carryforward to offset its taxable earnings after taking the REIT distribution requirements into account. Section 382 of the Code limits the amount of NOL that could be used to offset taxable earnings after an “ownership change” occurs. A Section 382 ownership change generally occurs if one or more shareholders who own at least 5% of the Company’s stock, or certain groups of shareholders, increase their aggregate ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period.

The Company’s public offering of common stock in February 2012 resulted in an ownership change. Based on management’s analysis and expert third-party advice, which necessarily includes certain assumptions regarding the characterization under Section 382 of the Company’s use of capital raised by it, the Company determined that the ownership change under Section 382 will limit the Company’s ability to use its NOL carryforward to offset its taxable income to an estimated maximum amount of $13.4 million per year. Because NOLs generally may be carried forward for up to 20 years, this annual limitation may effectively limit the cumulative amount of pre-ownership change losses, including certain recognized built-in losses, that the Company may utilize. This would result in higher taxable income and greater distribution requirements in order to maintain REIT qualification than if such limitation were not in effect.

The Company may incur additional ownership changes under Section 382 in the future, in which case the use of the Company’s NOL could be further limited. Future issuances or sales of the Company’s stock (including transactions involving the Company’s stock that are out of the Company’s control) could result in an ownership change under Section 382. If further ownership changes occur, Section 382 would impose stricter annual limits on the amount of pre-ownership change NOLs and other losses the Company could use to reduce its taxable income.

While the Company believes it has complied with Section 382, if it unknowingly incurs another ownership change under Section 382, or miscalculates the limitations imposed by a known ownership change, the use of the NOL could be limited more than its has determined and the Company may utilize (or may have utilized) more of the NOL than it otherwise may have been allowed. In such an instance the Company may be required to pay taxes, penalties and interest on the excess amount of NOL used, or it may be required to declare a deficiency dividend to its shareholders for the excess amount. In addition, if any impermissible use of the NOL led to a failure to comply with the REIT distribution requirements, the Company could fail to qualify as a REIT. For a discussion of the risks associated with failing to qualify as a REIT, please see the section entitled “Risks Related to Regulatory and Legal Requirements—Risks Specific to Our REIT Status” beginning on page 20 of the Company’s annual report on Form 10-K for the year ended December 31, 2011.

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Note: This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this report include, without limitation, statements regarding the Company’s anticipated financial results as of and for the quarter ended June 30, 2012. The Company’s actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. For information on risk factors that could affect the Company’s forward-looking statements, see the Company’s annual report on Form 10-K for the year ended December 31, 2011, and other reports filed with and furnished to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date: July 25, 2012	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer